UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, IN	47006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

Hillenbrand, Inc. (“Hillenbrand” or the “Company”) has filed this Current Report on Form 8-K to report that Joe A. Raver, outgoing Chief Executive Officer of the Company, has adopted a pre-arranged Rule 10b5-1 stock trading plan (the “Trading Plan”) with a brokerage firm to exercise options (“Options”) with respect to and to sell shares of the Company’s common stock (the “Common Stock”). The Trading Plan is designed to comply with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, which allows corporate insiders, at a time when they are not in possession of material nonpublic information, to adopt written plans to sell shares on a regular basis under pre-arranged terms, regardless of any subsequent nonpublic information they may receive. The Trading Plan also complies with the Company’s insider trading policy.

Mr. Raver entered into the Trading Plan on September 2, 2021, during a scheduled open window period under the Company’s insider trading policy, to be prepared to monetize a portion of his Options and his shares of Common Stock in connection with his planned retirement at the end of 2021. Importantly, Mr. Raver is selling only a portion of his shares pursuant to the Trading Plan and is expected to maintain significant ownership as of the date of his retirement.

Mr. Raver also expects to remain in compliance with the Company’s stock ownership guidelines, which require him to hold shares of Common Stock or equivalents, not including unexercised Options, at the value of at least five times his annual base salary. Mr. Raver currently exceeds the required level of stock ownership, and the Trading Plan does not provide for the sale of any of his directly-owned shares of Common Stock before his retirement.

Pursuant to the Trading Plan, the brokerage firm may acquire by Option exercise and sell up to 557,706 shares of Common Stock during specified selling periods through December 30, 2022, at which point the Trading Plan will terminate. The majority of Mr. Raver’s Options expire by their terms on the first anniversary of his retirement and are covered by a selling period ending on December 30, 2022. The Trading Plan also provides that, until the Trading Plan terminates, the brokerage firm may sell certain shares of directly held Common Stock during a selling period beginning after Mr. Raver’s retirement.

Transactions in Common Stock by Mr. Raver pursuant to the terms of the Trading Plan, or otherwise, will be publicly disclosed and reported to the U.S. Securities and Exchange Commission in accordance with applicable securities laws, rules, and regulations. Except as may be required by law, the Company does not undertake to report on specific pre-arranged Rule 10b5-1 stock trading plans of Company officers, nor to report modifications or terminations of the Trading Plan or similar plans of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2021	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
	Name:	Nicholas R. Farrell
	Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer